EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 26, 2006 relating to the financial statements, which appears in PacifiCorp's Transition Report on Form 10-K for the period from April 1, 2006 to December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
January 8, 2008